UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

APOLLO RESOURCES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

APOLLO RESOURCES INTERNATIONAL, INC.
3001 Knox Street, Suite 403
Dallas, Texas 75205

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Dear Shareholder:

The purpose of this letter is to inform you that shareholders representing more than 50% of our outstanding Common Stock have executed a Written Consent in Lieu of Special Meeting, approving an increase in the authorized Common Stock capitalization limit of our Company. Under Utah law, our Articles of Incorporation, and Bylaws, this consent will satisfy the shareholder approval requirement for the increase in the authorized Common Stock capitalization limit of our Company.

This letter and the accompanying Information Statement are being furnished to the holders of record of the Company’s Common Stock as of August 1, 2005. The Information Statement is being mailed to shareholders on or about August 26, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Section 16-10a-704 of the Utah Revised Business Corporation Act (the “Business Corporation Act”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 16-10a-1003 of the Business Corporation Act, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Articles of Incorporation. In order to eliminate the costs and management time involved in having a special meeting of shareholders and obtaining proxies, and in order to effect the resolutions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 16-10a-704 of the Business Corporation Act, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the shareholders who have not consented in writing to such action. The Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Business Corporation Act are afforded to the Company’s shareholders as a result of the approval of the proposal.

The accompanying Information Statement is for informational purposes only. It describes why an increase in the authorized Common Stock capitalization limit was required, and contains other disclosures required by law in connection with shareholder approval of the increase in the authorized Common Stock capitalization limit of our Company. Please read the accompanying Information Statement carefully.

APOLLO RESOURCES INTERNATIONAL, INC.

Dennis G. McLaughlin, III
Chief Executive Officer
Dallas, Texas
August 26, 2005

APOLLO RESOURCES INTERNATIONAL, INC.
3001 Knox Street, Suite 403
Dallas, Texas 75205

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about August 26, 2005 to the shareholders of record of Apollo Resources International, Inc. at the close of business on August 1, 2005 (the “Record Date”). This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of Apollo Resources International, Inc., a Utah corporation. The terms “Apollo,” “we,” “us” or “our” refer to Apollo Resources International, Inc., a Utah corporation.

The Information Statement is being sent to shareholders of Apollo to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934 and to provide information to all shareholders in connection with actions by written consent taken by shareholders collectively owning more than 50% of our outstanding shares. Such action constitutes the approval and consent of shareholders representing a sufficient percentage of the total outstanding shares to approve an increase in the authorized Common Stock capitalization limit of the Company. Accordingly, the action will not be submitted to the other shareholders of our company for a vote. Restated Articles of Incorporation will be filed to be effective on September 15, 2005, which is 20 calendar days after the date this Information Statement is first mailed to all shareholders in accordance with Rule 14c-2(b) of the Securities Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The board of directors fixed the close of business on August 1, 2005 as the record date for the action by written consent and for determining the shareholders entitled to receive this Information Statement. As of the record date, there were 74,767,138 common shares outstanding. Each common share held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the increase in the authorized Common Stock capitalization limit of our Company was obtained by written consent of the shareholders rather than at a meeting of shareholders.

PRINCIPAL SHAREHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of August 1, 2005 by:

•       each person we know to be the beneficial owner of 5% of more of our outstanding shares of Common Stock;

•       each of our current directors and executive officers; and

•       all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the shareholder.

Percentage of beneficial ownership is based on 74,767,138 shares outstanding on August 1, 2005. Shares of Common Stock subject to convertible securities or warrants that are currently exercisable or exercisable within 60 days of August 1, 2005 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information set forth in the table below is presented as of August 1, 2005.

Title of Class	Name and Address	Number of Shares	% of Class
Common Stock	TKM Oil & Gas, Inc. 3001 Knox Street, Suite 401 Dallas, Texas 75205	18,000,000	19.4%
Common Stock	SW Energy Investments, Inc. 3001 Knox Street, Suite 403 Dallas, Texas 75205	8,000,000	9.7%
Common Stock	Dennis McLaughlin CEO and Director(1)(2)	15,485,318	17.2%
Common Stock	Kit Chambers, Corporate Secretary and Director(1)	750,000	1.0%
Common Stock	J. Mark Ariail, Chief Financial Officer and Director(1)	450,000	*
Common Stock	Wayne McPherson, Chief Operating Officer and Director(1)	1,250,000	1.6%
Common Stock	Officers and Directors as a Group (4 persons)	17,935,318	19.3%

(1)          The address of each person listed is 3001 Knox Street, Suite 403, Dallas, Texas 75205.

(2)          Mr. McLaughlin, as a director of TKM Oil & Gas, Inc., has beneficial ownership of 50% of the shares held by TKM, or 9,000,000 shares of the Company’s common stock. Additionally, as a partial owner of SW Energy Investments, Inc., Mr. McLaughlin has beneficial ownership of 3,520,000 shares of the Company’s common stock.

*    represents less than 1%

MANAGEMENT

The following table provides information regarding our directors and executive officers as of August 1, 2005:

Name	Age	Position	Dates Served
Dennis McLaughlin	39	Chief Executive Officer, Director	November 12, 2004 to present
Kit Chambers	41	Corporate Secretary, Director	November 12, 2004 to present
J. Mark Ariail	43	Chief Financial Officer, Director	December 6, 2004 to present
Wayne McPherson	40	Chief Operating Officer, Director	December 6, 2004 to present

Mr. McLaughlin has served as Chairman of the Board and Chief Executive Officer of the Company since November 12, 2004. Mr. McLaughlin also serves as Chairman of Blue Wireless & Data, Inc. (a publicly traded company), a position he has held since June 2004. Mr. McLaughlin was formerly CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) and served as such from September 2003 to January 2005. Mr. McLaughlin founded MAC Partners, LP (“MAC Partners”), a merchant banking company, in January 2002. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Mr. Chambers has served as Corprate Secretary, and as a director of the Company since November 12, 2004. Mr. Chambers also currently serves as Chief Executive Officer, Corporate Secretary and as a director for Blue Wireless & Data, Inc. (a publicly traded company). Mr. Chambers formerly served as Chief Operating Officer and Corporate Secretary for Ocean Resources, Inc. (a publicly traded company) and served as such from October 2003 to January 2005. Prior to these activities he co-founded MAC Partners in January 2002. From January 1999 to December 2001 he was employed by Aurion Technologies, LLC as Vice President of Operations, then Vice President of Sales Engineering. From March 1994 to December 1998 Mr. Chambers was Vice President of Software Development for Aurora Natural Gas, LP. From January 1998 to February 2004 he worked as an independent consultant in the film/video industry in Dallas, TX. Mr. Chambers received a B.A. from the University of Oklahoma in 1989.

Mr. Ariail has served as Chief Financial Officer and as a director of the Company since December 6, 2004. Mr. Ariail also served until April 7, 2005 as President of MAC Partners. Prior to his position with MAC Partners, Mr. Ariail served, from 1999 to 2004, as controller of Thomas Group, Inc., a publicly held international consulting firm. From 1997 to 1999 Mr. Ariail served as Chief Accounting Officer for OEC Compression Corporation, a publicly held gas compression leasing company. Mr. Ariail’s background includes experience in travel, manufacturing, mortgage banking and telecommunications. Mr. Ariail is a Certified Public Accountant in the state of Texas and received his B.A. in Accounting from Texas A&M University in 1984.

Mr. McPherson has served as Chief Operating Officer and as a director of the Company since December 6, 2004. Mr. McPherson also serves as Chief Engineer for Liberty Operating, Inc. since June 2002. In January 2001 he founded Highland Resources, Inc., and served as President and Chief Operating Officer. In 1997 he was appointed Production Foreman and later promoted to Production Superintendent for ExxonMobil Corporation where he served until 2002. From 1988 until 1997 he served in various Operations and Facility Engineering roles for ExxonMobil Corporation throughout the Mid-continent and Rockies. Mr. McPherson has a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for the fiscal years ended December 31, 2004, 2003 and 2002 paid to or accrued for our chief executive officer and our three other executive officers who provided services to us at December 31, 2004, including executive officers paid less than $100,000 annually. Additionally, we have included the compensation for two former executive officers for whom disclosure would have been required had these two individuals been serving as executive officers as of December 31, 2004, the end of our most recently completed fiscal year.

Summary Compensation Table

						Long Term Compensation
	Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award ($)	Securities Underlying Options/ SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
Dennis McLaughlin,	2004	0	0	17,000	(1)	0	0	0	0
Director, Chairman and Chief Executive Officer
Wayne McPherson,	2004	0	0	5,000	(2)	0	0	0	0
Director, Chief Operating Officer
J. Mark Ariail,	2004	0	0	0		0	0	0	0
Director, Chief Financial Officer
Kit Chambers,	2004	0	0	2,000	(3)	0	0	0	0
Director, and Corporate Secretary
Robert P. Ipson (former CEO)	2004	0	0	40,000	(4)	0	0	0	0
	2003	0	0	46,000	(5)	0	0	0	0
	2002	0	0	200,000	(6)	0	0	0	0
Phillip McStotts	2004	0	0	20,000	(7)	0	0	0	0
(former Secretary—Treasurer)

(1)           In 2004, Mr. McLaughlin received payments totaling $17,000 for his services as CEO.

(2)           In 2004, Mr. McPherson received a payment of $5,000 for contract services as COO of the Company.

(3)           In 2004, Mr. Chambers received a payment of $2,000 for consulting services rendered to the Company.

(4)           In 2004, Mr. Ipson was issued 400,000 shares of common stock valued at $40,000 for his services as CEO.

(5)           In 2003, Mr. Ipson was issued 100,000 shares of common stock valued at $46,000.

(6)           In 2002, Mr. Ipson was credited with the exercise price of $50,000 towards the exercise of outstanding warrants for the purchase of 50,000 shares of common stock, and $50,000 towards the exercise price of options for the purchase of 50,000 shares of common stock, all at $1.00 per share.

(7)           In 2004, Mr. McStotts was issued 200,000 shares of common stock valued at $20,000 for his services as Secretary-Treasurer of the Company.

AUDIT COMMITTEE

The Company has not yet established an audit committee. The board of directors acts as the audit committee.

CODE OF ETHICS

The Company has not adopted a Code of Ethics for its executive officers and employees but is in the process of examining and considering one.

APPROVAL OF AN INCREASE IN THE AUTHORIZED
COMMON STOCK CAPITALIZATION LIMIT

Our Board of Directors, by resolution dated effective August 1, 2005, approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s Common Stock for action by written consent, the adoption of Restated Articles of Incorporation. Such Restated Articles of Incorporation will effect an amendment to Article III of the Company’s Articles of Incorporation, to increase the authorized Common Stock capitalization limit from one hundred fifty million (150,000,000) shares to five hundred million (500,000,000) shares of Common Stock, par value $.001 per share. A copy of the proposed form of Restated Articles of Incorporation of the Company is attached as Appendix A.

By resolution dated August 1, 2005, shareholders owning greater than a majority of the outstanding shares of Common Stock approved the proposed amendment by action taken by written consent without a meeting in accordance with the Utah Revised Business Corporation Act. No further vote of our shareholders is required. The Restated Articles of Incorporation will be filed to be effective on September 15, 2005, which is 20 calendar days after the date this Information Statement and the accompanying letter are first mailed to all shareholders in accordance with Rule 14c-2(b) of the Securities Exchange Act.

One purpose of the additional authorized shares is to accommodate the potential issuance of additional convertible promissory notes and warrants of the Company upon the exercise of the “additional investment right” described below. The Company issued to investors in connection with a recent private placement, $3,000,000 principal amount of 8% secured convertible promissory notes convertible into an aggregate of 12,000,000 shares of Common Stock based upon a conversion price $0.25 per share, plus warrants for the purchase of 12,000,000 shares of restricted Common Stock. Such warrants have an exercise price of $0.30 per share and are exercisable until June 30, 2010. We also issued to the investors an additional investment right, which entitles the holders to purchase (a) up to an equivalent principal amount of convertible notes convertible into an aggregate of 12,000,000 shares of Common Stock and (b) warrants to purchase up to an additional 12,000,000 shares of our common stock. The terms and conditions of the securities contained in the additional investment right will be identical to the initial notes and warrants.

Another purpose of the additional authorized shares of Common Stock is to benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the shareholders (except as may be required by applicable law) to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. These needs, opportunities and purposes might include, for example, obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock, and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends, or increase, establish or extend stock option or stock award plans. The Company may evaluate potential acquisitions from time to time. No stock splits, dividends or other actions requiring the availability of the additional authorized shares of Common Stock have been approved by the Board of Directors as of the date of this Information Statement.

Increasing the number of authorized shares of Common Stock will not have any immediate effect on the rights of current shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future shareholder approval of those issuances (except as may be required by applicable law). If the Board of Directors determines that an issuance of shares of the Company’s Common Stock is in the best interests of the Company and its shareholders, the issuance of additional shares could have the effect of diluting the earnings per share or the book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a shareholder. The holders of the Company’s Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

The increase in the authorized Common Stock capitalization limit is reflected in the Restated Articles of Incorporation of the Company. When filed with the Utah Secretary of State, the Restated Articles of Incorporation will increase the authorized Common Stock capitalization of our Company from 150 million shares to 500 million shares.

OTHER MATTERS

As of the date of this Information Statement, the Company knows of no other matters to be submitted.

By Order of the Board of Directors
J. Mark Ariail
Chief Financial Officer

Dallas, Texas
August 26, 2005

Appendix A

RESTATED ARTICLES OF INCORPORATION
OF
APOLLO RESOURCES INTERNATIONAL, INC.

Pursuant to the provisions of Section 16-10a-107 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following restated articles of incorporation with an effective date of September 8, 2005:

FIRST:   The name of the corporation is Apollo Resources International, Inc.

SECOND:   The following amendment to the articles of incorporation of the corporation was duly adopted by the board of directors and the shareholders of the corporation on August 1, 2005:

ARTICLE III

The corporation is authorized to issue only one class of shares, to be designated Common Stock. The total number of shares of Common Stock that the corporation is authorized to issue is Five Hundred Million (500,000,000). The Common Stock shall have $.001 par value per share. The Common Stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

THIRD:   The number of issued and outstanding shares, all of which were entitled to vote on the foregoing amendment to the articles of incorporation, was seventy-four million seven hundred sixty-seven thousand one hundred thirty-eight (74,767,138), of which thirty-eight million two hundred forty-four thousand ninety (38,244,090) shares were indisputably represented.

FOURTH:   The number of undisputed votes by holders of issued and outstanding shares of the corporation, cast in favor of the foregoing amendment to the articles of incorporation, was thirty-eight million two hundred forty-four thousand ninety (38,244,090). The number of votes by holders of issued and outstanding shares of the corporation, cast in favor of the foregoing amendment, was sufficient for approval.

FIFTH:   The Articles of Incorporation and all amendments to them are superseded by the following Restated Articles of Incorporation:

ARTICLE I

The name of the corporation is Apollo Resources International, Inc.

ARTICLE II

The corporation is organized to engage in any lawful acts, activities and pursuits for which a corporation may be organized under the Utah Revised Business Corporation Act.

ARTICLE III

The corporation is authorized to issue only one class of shares, to be designated Common Stock. The total number of shares of Common Stock that the corporation is authorized to issue is Five Hundred Million (500,000,000). The Common Stock shall have $.001 par value per share. The Common Stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE IV

The street address of the registered agent of the corporation is 22 E. 100 S. #403, Salt Lake City, Utah 84111, and the name of the corporation’s registered agent at that office is John C. Thompson.

ARTICLE V

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. Neither any amendment nor appeal of this Article V, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, the foregoing Restated Articles of Incorporation have been executed this      day of                    , 2005.

APOLLO RESOURCES INTERNATIONAL, INC.
By:
Dennis McLaughlin, President

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